Exhibit 5.1

October 16, 2009

Duff & Phelps Corporation
55 East 52nd Street, 31st Floor
New York, New York 10055

Re:	Duff & Phelps Corporation
Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Duff & Phelps Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Shelf Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of Class A common stock, par value $.01 per share, of the Company (“Common Stock”), to be issued and sold by the Company (the “Primary Shares”), (ii) shares of preferred stock, par value $.01 per share, of the Company (the “Preferred Shares”), in one or more series to be designated, (iii) debt securities representing unsecured obligations of the Company (the “Debt Securities”) which may be issued in one or more series under the indenture relating to the Debt Securities (the “Indenture”), proposed to be entered into between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement, (iv) such indeterminate number of shares of Common Stock, Preferred Stock and amount of Debt Securities as may be issued upon conversion, redemption, repurchase, exchange or exercise of any Debt Securities or Preferred Stock (collectively, the “Indeterminate Securities”), and (v) up to 19,618,979 shares of Common Stock (the “Secondary Shares”) to be sold by certain stockholders of the Company (the “Selling Stockholders”).  We have been advised that 3,375,000 of the Secondary Shares were issued pursuant to the Stock Purchase Agreement, dated as of September 1, 2007, by and among the Company, Duff & Phelps Acquisitions, LLC, a Delaware limited liability company (“Duff & Phelps Acquisitions”), and a Selling Stockholder (the “Stock Purchase Agreement”); and 16,243,979 of the Secondary Shares are issuable or were issued, as the case may be, pursuant to the Exchange Agreement, dated as of October 3, 2007, by and among the Company, Duff & Phelps Acquisitions and certain Selling Stockholders (the “Exchange Agreement”).  The Primary Shares, the Preferred Shares, the Secondary Shares, the Debt Securities and the Indeterminate Securities are collectively referred hereinto as the “Offered Securities.”

Duff & Phelps Corporation
October 16, 2009

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); (iii) the Amended and Restated By-laws of the Company, as certified by the Secretary of the Company (the “By-Laws”); (iv) certain resolutions of the Board of Directors of the Company (the “Board of Directors”) and of Duff & Phelps Acquisitions, relating to the issuance, registration and offering of the Offered Securities and the due authorization, execution and delivery of the Stock Purchase Agreement and the Exchange Agreement (the “Resolutions”); (v) the Registration Rights Agreement, dated October 3, 2007, among the Selling Stockholders, the Company and certain other stockholders of the Company; (vi) the Stock Purchase Agreement; (vii) the Exchange Agreement; (viii) the form of stock certificate representing the Secondary Shares issued pursuant to the Stock Purchase Agreement; (ix) the form of Indenture; and (x) the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, which is being filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the Indenture will be duly authorized, executed and delivered by the Trustee thereunder, in substantially the form reviewed by us, and any Debt Securities that may be issued thereunder will be duly authenticated in accordance with the Indenture. In addition, we have assumed that the terms of the Offered Securities have been or will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture and the Offered Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Duff & Phelps Corporation
October 16, 2009

We acted as special counsel to the Company in connection with the prior and contemplated issuances of the Secondary Shares under the Stock Purchase Agreement and the Exchange Agreement. In connection with our opinion set forth in paragraph 3 below, we have reviewed closing documents or forms of closing documents, as the case may be, related to such issuances and our opinion, insofar as it relates to prior issuances of the Secondary Shares, is based on review of such closing documents.  We have assumed that, (i) with respect to the Secondary Shares that have been issued pursuant to the Stock Purchase Agreement or the Exchange Agreement, the Company received the consideration for such Secondary Shares called for by the Stock Purchase Agreement or the Exchange Agreement, as the case may be, and the Resolutions; and (ii) with respect to the Secondary Shares contemplated to be issued pursuant to the Exchange Agreement, (A) the Company will receive the consideration for such Secondary Shares called for by the Exchange Agreement and the Resolutions, (B) the terms of the issuance and sale of such Secondary Shares will have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (C) if certificated, certificates approved by the Board of Directors and in the form required under the laws of the State of Delaware representing such Secondary Shares will have been duly executed, countersigned, registered and delivered upon payment of the consideration set forth in the Exchange Agreement.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued or offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.           With respect to any Primary Shares to be offered by the Company, including any Indeterminate Securities, pursuant to the Registration Statement (the “Offered Primary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement with respect to the Offered Primary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Primary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Primary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Primary Shares, the consideration to be received therefor and related matters, (v) the terms of the issuance and sale of the Offered Primary Shares have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) if certificated, certificates approved by the Board of Directors and in the form required under the laws of the State of Delaware representing the Offered Primary Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Primary Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities registered pursuant to the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Primary Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

Duff & Phelps Corporation
October 16, 2009

2.           With respect to the shares of any series of Preferred Stock to be offered by the Company, including any Indeterminate Securities, pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Shares in accordance with the applicable provisions of Delaware corporate law (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the issuance and sale of the Offered Preferred Shares have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Shares, and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vii) if certificated, certificates approved by the Board of Directors and in the form required under the laws of the State of Delaware representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any Preferred Shares duly issued upon conversion, exchange or exercise of any Preferred Shares or Debt Securities registered pursuant to the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Preferred Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

Duff & Phelps Corporation
October 16, 2009

3.           With respect to any Secondary Shares that have been issued pursuant to the Stock Purchase Agreement or the Exchange Agreement and to be offered by the Selling Stockholders pursuant to the Registration Statement, such Secondary Shares have been duly authorized, validly issued, fully paid and nonassessable; and with respect to any Secondary Shares contemplated to be issued pursuant to the Exchange Agreement and to be offered by the Selling Stockholders pursuant to the Registration Statement, such Secondary Shares have been duly authorized and, when such Secondary Shares have been issued in accordance with the Exchange Agreement and the Resolutions, will be validly issued, fully paid and nonassessable.

4.           With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture, so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities registered pursuant to the Registration Statement), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies and (d) waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable.

Duff & Phelps Corporation
October 16, 2009

We do not express any opinion, however, as to whether the execution and delivery by the Company of the Indenture and any Offered Debt Securities, and the performance by the Company of its obligations thereunder, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP